Exhibit 99.1

For Immediate Release
November 7, 2017

TCG BDC, Inc. Announces Third Quarter 2017 Financial Results and Declares Fourth Quarter 2017 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its third quarter ended September 30, 2017.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	September 30, 2017	June 30, 2017
Total investments, at fair value	$1,964,117	$1,719,473
Total assets	2,013,475	1,759,761
Total debt and notes payable	849,770	602,547
Total net assets	$1,124,353	$1,113,743
Net assets per share	$18.18	$18.14

	For the three month periods ended
	September 30, 2017	June 30, 2017
Total investment income	$42,648	$38,744
Net investment income (loss)	25,080	21,448
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	463	(5,947)
Net increase (decrease) in net assets resulting from operations	$25,543	$15,501

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.41	$0.47
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	—	(0.13)
Net increase (decrease) in net assets resulting from operations	$0.41	$0.34
Weighted-average shares of common stock outstanding—Basic and Diluted	61,840,100	45,977,943
Dividends declared per common share	$0.37	$0.37

Third Quarter 2017 Highlights
(dollar amounts in thousands, except per share data)

•	On November 7, 2017, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on January 17, 2018 to stockholders of record as of December 29, 2017;

•	Net investment income for the three month period ended September 30, 2017 was $25,080, or $0.41 per share, as compared to $21,448, or $0.47 per share, for the three month period ended June 30, 2017;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended September 30, 2017 was $463, or $0.00 per share, as compared to $(5,947), or $(0.13) per share, for the three month period ended June 30, 2017;

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•
Net increase in net assets resulting from operations for the three month period ended September 30, 2017 was $25,543, or $0.41 per share, as compared to $15,501, or $0.34 per share, for the three month period ended June 30, 2017; and

•
On July 5, 2017, the Company issued a total of 454,200 shares of its common stock pursuant to the exercise of the underwriters’ over-allotment option in connection with the June 2017 initial public offering (“IPO”). Net of underwriting costs and $0.37 per share dividend declared by the Company’s Board of Directors on June 20, 2017, the Company received additional cash proceeds of $7,983.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of September 30, 2017, the fair value of our investments was approximately $1,964,117, comprised of 108 investments in 92 portfolio companies/structured finance obligations/investment fund across 29 industries with 59 sponsors. This compares to the Company’s portfolio as of June 30, 2017, as of which date the fair value of our investments was approximately $1,719,473, comprised of 101 investments in 86 portfolio companies/structured finance obligations/investment fund across 29 industries with 59 sponsors.
As of September 30, 2017 and June 30, 2017, investments consisted of the following:

	September 30, 2017		June 30, 2017
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,259,983	64.15%	$1,091,706	63.50%
First Lien/Last Out Unitranche	230,667	11.74	178,372	10.37
Second Lien Debt	268,783	13.69	250,765	14.58
Structured Finance Obligations	2,585	0.13	2,597	0.15
Equity Investments	13,552	0.69	10,722	0.62
Investment Fund	188,547	9.60	185,311	10.78
Total	$1,964,117	100.00%	$1,719,473	100.00%

The following table shows our investment activity for the three month period ended September 30, 2017:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt	$273,245	86.31%	$(47,470)	69.43%
Second Lien Debt	29,250	9.24	(12,500)	18.28
Structured Finance Obligations	—	—	—	—
Equity Investments	1,500	0.47	—	—
Investment Fund	12,600	3.98	(8,400)	12.29
Total	$316,595	100.00%	$(68,370)	100.00%

Overall, total investments at fair value increased by 14.2%, or $244,644, during the three month period ended September 30, 2017 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund (“Credit Fund”) increased by 2.85%, or $22,842, during the three month period ended September 30, 2017 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of September 30, 2017, Credit Fund had total investments at fair value of $823,129, which was comprised 99.6% of first lien senior secured loans and 0.4% of second lien senior secured loans at fair value. All investments in the Credit Fund portfolio were floating rate debt investments with an interest rate floor.

As of September 30, 2017, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 8.30% and 10.37%, respectively, with a total weighted average yield of 8.61%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of September 30, 2017. As of September 30, 2017, on a fair value basis, approximately 1% of our debt investments bear interest at a fixed rate and approximately 99% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of September 30, 2017 and June 30, 2017:

	September 30, 2017		June 30, 2017
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$75.1	4.27%	$41.9	2.76%
Internal Risk Rating 2	1,376.0	78.20	1,150.8	75.67
Internal Risk Rating 3	187.7	10.67	182.5	12.00
Internal Risk Rating 4	84.1	4.78	127.5	8.38
Internal Risk Rating 5	36.6	2.08	18.1	1.19
Internal Risk Rating 6	—	—	—	—
Total	$1,759.5	100.00%	$1,520.8	100.00%

As of September 30, 2017 and June 30, 2017, the weighted average Internal Risk Ratings of our debt investment portfolio were 2.2 and 2.3, respectively.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended September 30, 2017 and June 30, 2017 was $42,648 and $38,744, respectively. This $3,904 net increase was primarily due to an increase in interest income from our debt portfolio and an increase in interest income and dividend income from Credit Fund, partially offset by a reduction in other income, during the three month period ended September 30, 2017.

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Total expenses (net of management fee waiver) for the three month periods ended September 30, 2017 and June 30, 2017 were $17,568 and $17,296, respectively. This $272 net increase during the three month period ended September 30, 2017 was primarily attributable due to an increase in management fees as a result of an increase in investments, partially offset by a decrease in professional fees.

During the three month period ended September 30, 2017, the Company recorded a net realized gain and change in unrealized appreciation of $463. This was primarily due to net change in unrealized appreciation on our debt investments from changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of September 30, 2017, the Company had cash and cash equivalents of $35,149, notes payable (before debt issuance costs) of $273,000, and secured borrowings outstanding of $578,769. As of September 30, 2017, the Company had $204,231 of remaining commitments and $136,664 available for additional borrowings on its revolving credit facilities, subject to leverage and borrowing base restrictions. In September 2017, the aggregate amount of the commitments under the Credit Facility were increased by $100,000 from lenders.

Dividend

On November 7, 2017, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on January 17, 2018 to stockholders of record as of December 29, 2017.

Conference Call

The Company will host a conference call at 10:00 a.m. EST on Wednesday, November 8, 2017 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	September 30, 2017	June 30, 2017
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,769,297 and $1,529,962, respectively)	$1,760,611	$1,520,997
Investments—non-controlled/affiliated, at fair value (amortized cost of $15,935 and $15,117, respectively)	14,959	13,165
Investments—controlled/affiliated, at fair value (amortized cost of $186,801 and $182,601, respectively)	188,547	185,311
Total investments, at fair value (amortized cost of $1,972,033 and $1,727,680, respectively)	1,964,117	1,719,473
Cash and cash equivalents	35,149	28,159
Receivable for investment sold	—	—
Deferred financing costs	3,734	3,629
Interest receivable from non-controlled/non-affiliated investments	4,892	4,358
Interest and dividend receivable from controlled/affiliated investments	5,528	3,996
Prepaid expenses and other assets	55	146
Total assets	$2,013,475	$1,759,761
LIABILITIES
Secured borrowings	$578,769	$331,597
2015-1 Notes payable, net of unamortized debt issuance costs of $1,999 and $2,050, respectively	271,001	270,950
Payable for investments purchased	—	4,996
Due to Investment Adviser	102	118
Interest and credit facility fees payable	4,792	3,830
Dividend payable	22,888	22,720
Base management and incentive fees payable	9,986	9,132
Administrative service fees payable	100	120
Other accrued expenses and liabilities	1,484	2,555
Total liabilities	889,122	646,018

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 61,859,848 shares and 61,405,648 shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively	619	614
Paid-in capital in excess of par value	1,166,599	1,158,621
Offering costs	(1,588)	(1,560)
Accumulated net investment income (loss), net of cumulative dividends of $191,773 and $168,885 at September 30, 2017 and June 30, 2017, respectively	(280)	(2,472)
Accumulated net realized gain (loss)	(33,081)	(33,253)
Accumulated net unrealized appreciation (depreciation)	(7,916)	(8,207)
Total net assets	$1,124,353	$1,113,743
NET ASSETS PER SHARE	$18.18	$18.14

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	September 30, 2017	June 30, 2017
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$34,684	$30,526
Other income	1,318	4,046
Total investment income from non-controlled/non-affiliated investments	36,002	34,572
From non-controlled/affiliated investments:
Interest income	834	—
Total investment income from non-controlled/affiliated investments	834	—
From controlled/affiliated investments:
Interest income	3,012	2,372
Dividend income	2,800	1,800
Total investment income from controlled/affiliated investments	5,812	4,172
Total investment income	42,648	38,744
Expenses:
Base management fees	6,999	5,657
Incentive fees	5,321	5,361
Professional fees	361	1,153
Administrative service fees	184	165
Interest expense	5,922	5,738
Credit facility fees	521	529
Directors’ fees and expenses	121	131
Other general and administrative	472	448
Total expenses	19,901	19,182
Waiver of base management fees	2,333	1,886
Net expenses	17,568	17,296
Net investment income (loss)	25,080	21,448
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	172	(202)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	279	(7,089)
Non-controlled/affiliated	976	1,210
Controlled/affiliated	(964)	134
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	463	(5,947)
Net increase (decrease) in net assets resulting from operations	$25,543	$15,501
Basic and diluted earnings per common share	$0.41	$0.34
Weighted-average shares of common stock outstanding—Basic and Diluted	61,840,100	45,977,943
Dividends declared per common share	$0.37	$0.37

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle GMS Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through September 30, 2017, TCG BDC has invested approximately $3.4 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Jordan DeJarnette
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5025 jordan.dejarnette@carlyle.com

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